UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

SIMON PROPERTY GROUP, INC.

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Simon Property Group, Inc.) Delaware (Simon Property Group, L.P.)	001-14469 (Simon Property Group, Inc.) 001-36110 (Simon Property Group, L.P.)	04-6268599 (Simon Property Group, Inc.) 34-1755769 (Simon Property Group, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Washington Street Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbols	Name of each exchange on which registered
Simon Property Group, Inc.	Common stock, $0.0001 par value	SPG	New York Stock Exchange
Simon Property Group, Inc.	8 3/8% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, the Compensation & Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Simon Property Group, Inc. (the “Company”), approved aggregate awards (the “2024 OPI Awards”) of 585,902 Series 2024-2 LTIP Units of Simon Property Group, L.P., the operating partnership of the Company, and shares of restricted stock (the “Equity Securities”) to certain senior employees of the Company (the “Participants”) including of 406,976 LTIP Units to our named executive officers (“NEOs”), subject to time-based vesting, pursuant to the Amended and Restated Other Platform Investment Incentive Program (the “Program”) adopted by the Company in November 2023. The 2024 OPI Awards were made in connection with the Company’s successful sale of its interest in Authentic Brands Group (“ABG”), through a series of transactions completed on February 28, 2024 (the “ABG Transaction”), resulting in cash proceeds to the Company of $1.5 billion, which qualified as a Qualifying Monetization Event under the terms of the Program. Capitalized terms used herein but not otherwise defined have the meanings set forth in the text of the Program, which was filed as an exhibit to the Company’s 2023 Annual Report on Form 10-K and described in the Company’s 2024 Proxy Statement.

The Program’s design features, the Committee’s application of such features and its exercise of discretion described below are all directly consistent with and guided by the engagement with shareholders that the Committee undertook in advance of the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), as more particularly described on pages 41-42 of the Company’s 2024 Proxy Statement. As previously disclosed, at the Annual Meeting on May 8, 2024, 94.3% of the votes cast by shareholders approved, on an advisory basis, the compensation of the Company’s NEOs (say-on-pay). Reflective of the engagement and associated feedback, the Committee’s allocation of the 2024 OPI Awards was based on a predetermined formula that only permits the use of limited discretion by the Committee. With respect to the 2024 OPI Awards, the Committee has exercised its limited discretion to reduce the aggregate amount of the pool for the 2024 OPI Awards and by applying a five (5) year vesting period for awards granted to the NEOs, which is two (2) years longer than the three (3) year annual vesting which would otherwise apply through application of the Program provisions.

On August 29, 2024 (the “August Meeting”), the Committee met and determined that the ABG Transaction was a Majority Monetization Event that satisfied the “Pool Funding Hurdle” condition, which required that the net proceeds received by the Company be in excess of the Company’s net remaining cash investment plus an 8% preferred return, and thus a Qualifying Monetization Event. Under the terms and conditions of the Program, this determination resulted in the establishment of an award pool (“Award Pool”) covering a total of 701,679 Equity Securities, valued as of the date of grant. The Committee exercised its discretion to reduce the total amount awarded from the calculated Award Pool from 701,679 Equity Securities to 585,902 Equity Securities by not reallocating on a pro-rata basis to Participants, as provided under the terms of the Program, a 16.5% portion of the Award Pool of Equity Securities that was not allocated at the time of Program adoption (the “Unallocated Portion”). The Committee also decided that the Unallocated Portion of the Award Pool, in an amount that would have covered 115,777 Equity Securities, would be retained by the Company and would not be reserved for future awards.

At the August Meeting, the Committee further determined that the 2024 OPI Awards would be paid to the NEOs in the form of Series 2024-2 LTIP Units, which vest in five (5) equal annual installments following the date of grant, subject to the participant’s continued employment or service through the vesting date. The number of LTIP Units subject to each 2024 OPI Awards was determined by dividing the applicable Participant’s allocated portion of the value of the Award Pool by the per share closing price of our common stock on the date of grant. The resulting LTIP Units awarded to the NEOs are as follows: David Simon – 280,672 LTIP Units; Brian J. McDade – 49,118 LTIP Units; Steven E. Fivel – 49,118 LTIP Units; John Rulli – 14,034 LTIP Units; and Adam J. Reuille – 14,034 LTIP Units. The LTIP Units are subject to the terms and conditions of the Company’s 2019 Stock Incentive Plan and an award agreement thereunder.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Series 2024-2 LTIP Unit Award Agreement
10.2	Certificate of Designation of Series 2024-2 LTIP Units of Simon Property Group, L.P.
104	Cover Page Interactive Data File (embedded the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2024

SIMON PROPERTY GROUP, INC.

By:	/s/ Steven E. Fivel
Steven E. Fivel
Secretary and General Counsel

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Steven E. Fivel
Steven E. Fivel
Secretary and General Counsel